Exhibit 99.2

RR Donnelley Contacts:

Media Contact: Phyllis Burgee, Director Communications: Tel: +1 630-322-6093 E-mail:

phyllis.burgee@rrd.com

Investor Contact: Dave Gardella, Senior Vice President Finance: Tel: +1 312-326-8155 E-mail:

david.a.gardella@rrd.com

Consolidated Graphics Contacts:

Media Contact: Matt Steinberg/Christine Mohrmann, FTI Consulting, Inc., +1-212-850-5600

Investor Contact: Jon C. Biro, Executive Vice President/Chief Financial Officer, Consolidated Graphics,

Inc., +1-713-787-0977

RR DONNELLEY TO ACQUIRE CONSOLIDATED GRAPHICS

Further Expands RR Donnelley’s Digital Print, Commercial Print, Direct Mail, Large and Grand Format Printing, Packaging, Print Management and Integrated Communication Solutions Offerings

CHICAGO & HOUSTON, October 24, 2013 — R. R. Donnelley & Sons Company (NASDAQ: RRD) and Consolidated Graphics, Inc. (NYSE: CGX) jointly announced today that they have signed a definitive agreement by which RR Donnelley will acquire Consolidated Graphics, a provider of digital and commercial printing, fulfillment services, print management and proprietary Internet-based technology solutions. The agreement has been unanimously approved by each company’s Board of Directors.

Under the terms of the transaction, Consolidated Graphics shareholders will receive a combination of $34.44 in cash and a fixed exchange ratio of 1.651 RR Donnelley shares for each outstanding share of Consolidated Graphics they own or $62 per share based on RR Donnelley’s closing share price on October 23rd. This consideration represents a transaction value of approximately $620 million, plus the assumption of Consolidated Graphics’ net debt.

The acquisition is expected to be both deleveraging and accretive to RR Donnelley’s non-GAAP earnings per diluted share within 12 months following the closing of the transaction, which is expected to occur in the first quarter of 2014. The completion of the transaction is subject to customary closing conditions, including regulatory approval and approval of Consolidated Graphics’ shareholders. Simultaneously with signing the definitive merger agreement, Consolidated Graphics’ Chairman and Chief Executive Officer, Joe R. Davis entered into a voting agreement, under which he agreed to vote his shares in favor of the approval of the merger agreement. Mr. Davis’ shares currently represent approximately 16.5% of Consolidated Graphics’ outstanding shares.

“Consolidated Graphics is an exceptional fit with RR Donnelley and we are delighted to welcome them to our organization,” said Thomas J. Quinlan III, RR Donnelley’s President and Chief Executive Officer. “This strategic combination will complement the RR Donnelley platform and further enhance our ability to provide integrated communications solutions for our valued clients across all industry verticals.”

“Consolidated Graphics’ success is due to our outstanding employees and their ability to provide the service and responsiveness of a local printing company while offering customers the flexible solutions and competitive pricing available from our wide network,” stated Joe R. Davis, Consolidated Graphics’ Chairman and Chief Executive Officer. “Our customers will benefit significantly from RR Donnelley’s broad range of printing capabilities and our combined geographic footprint. RR Donnelley’s customers will benefit from the planned adoption of Consolidated Graphics’ local service model for all of its commercial printing group.”

RR Donnelley will host a conference call and simultaneous webcast to discuss the transaction today, October 24, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). Individuals wishing to participate must register in advance at http://www.meetme.net/rrd. After registering, participants will receive a dial-in number, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 630.652.3042, passcode 5278179#.

About RR Donnelley

RR Donnelley (NASDAQ: RRD) is a global provider of integrated communications. The company works collaboratively with more than 60,000 customers worldwide to develop custom communications solutions that reduce costs, drive top-line growth, enhance ROI and increase compliance. Drawing on a range of proprietary and commercially available digital and conventional technologies deployed across four continents, the company employs a suite of leading Internet-based capabilities and other resources to provide premedia, printing, logistics and business process outsourcing services to clients in virtually every private and public sector.

For more information, and for RR Donnelley’s Global Social Responsibility Report, visit the company’s web site at http://www.rrdonnelley.com.

About Consolidated Graphics

Consolidated Graphics, Inc. (NYSE: CGX), headquartered in Houston, Texas, is one of North America’s leading general commercial printing companies. With 70 printing businesses strategically located across 26 states, Toronto, Prague, and Gero, Japan, CGX offers a broad geographic footprint, leading-edge capabilities, and high levels of convenience, efficiency and service. With locations in or near virtually every major U.S. population center, CGX provides the service and responsiveness of a local printer enhanced by the economic, geographic and technological advantages of a large national organization. For more information, visit www.cgx.com.

Additional Information and Where To Find It

This news release relates to a proposed transaction between RR Donnelley and Consolidated Graphics, which will become the subject of a registration statement on Form S-4 and proxy statement/prospectus forming a part thereof, to be filed with the SEC by RR Donnelley and Consolidated Graphics. This document is not a substitute for the registration statement and proxy statement/prospectus that RR Donnelley and Consolidated Graphics will file with the SEC or any other documents that RR Donnelley or Consolidated Graphics may file with the SEC or send to shareholders of Consolidated Graphics in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY

HOLDERS OF CONSOLIDATED GRAPHICS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED BY RR DONNELLEY OR CONSOLIDATED GRAPHICS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus (when available) and other relevant documents filed or that will be filed by RR Donnelley or Consolidated Graphics with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the registration statement, proxy statement/prospectus and other relevant documents filed by RR Donnelley with the SEC will be available free of charge on RR Donnelley’s internet website at http://.investor.rrd.com/sec.cfm or by contacting RR Donnelley’s Investor Relations Department at (800) 742-4455. Copies of the proxy statement/prospectus and other relevant documents filed by Consolidated Graphics with the SEC will be available free of charge on Consolidated Graphics’ internet website at http://investors.cgx.com/phoenix.zhtml?c=78535&p=irol-sec or by contacting Consolidated Graphics’ Investor Relations Department at (713) 787-0977.

No Offer Or Solicitation

This news release does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this announcement in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

RR Donnelley, Consolidated Graphics, and their respective directors and executive officers may be considered participants in the solicitation of proxies from shareholders of Consolidated Graphics in connection with the proposed transaction. Information about the directors and executive officers of Consolidated Graphics is set forth in its proxy statement for its 2013 annual meeting of shareholders, which was filed with the SEC on July 9, 2013. Information about the directors and executive officers of RR Donnelley is set forth in its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on April 15, 2013. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Use of Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of RR Donnelley and Consolidated Graphics, their expectations relating to the proposed transaction and their future financial condition and performance, including estimated synergies. Statements that are not historical facts, including statements about RR Donnelley or Consolidated Graphics managements’ beliefs and expectations, are forward-looking statements. Words such as “believes”, “anticipates”, “estimates”, “expects”, “intends”, “aims”, “potential”, “will”, “would”, “could”, “considered”, “likely”, “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While RR Donnelley and Consolidated Graphics believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond RR Donnelley’s or Consolidated Graphics’ control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from RR Donnelley’s and Consolidated Graphics’ current expectations depending upon a number of factors affecting their businesses and risks associated with the successful execution and integration of the proposed transaction and the performance of their businesses following such transaction. These factors include, among others, successful completion of the proposed transaction, the ability to implement plans for the integration of the proposed transaction, including with respect to sales forces, cost containment, asset rationalization and other key strategies and the ability to recognize the anticipated synergies and benefits of the proposed transaction, and the receipt of required regulatory approvals for the proposed transaction (including the approval of antitrust authorities necessary to complete the proposed transaction), and such other risks and uncertainties detailed in RRD’s and Consolidated Graphics’ periodic public filings with the SEC, including but not limited to those discussed under “Risk Factors” in RRD’s Form 10-K for the fiscal year ended December 31, 2012 and in Consolidated Graphics’ Form 10-K for the fiscal year ended March 31, 2013, in RRD’s and Consolidated Graphics’ subsequent filings with the SEC and in other investor communications of RRD and Consolidated Graphics from time to time. RR Donnelley and Consolidated Graphics do not undertake to and specifically decline any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

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